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                                                                    Exhibit 99.1

[LOGO] US Unwired                   901 Lakeshore Drive, *Lake Charles, LA 70601
                                                             Phone: 337.436.9000
                                                                 www.unwired.com

Contact: Ed Moise, Investor Relations
         (337) 310-3500

                        US UNWIRED RECEIVES NASDAQ NOTICE

LAKE CHARLES, LA (April 11, 2003)--US Unwired Inc. (Nasdaq/NM:UNWR) today announced that it has received notice from The Nasdaq Stock Market that it has failed to comply with Nasdaq's minimum shareholders' equity/market value of listed securities/total assets and total revenue requirement for continued listing of its common stock pursuant to Marketplace Rules 4450(a)(3) and (b)(1). Therefore, US Unwired's common stock is subject to delisting from the Nasdaq National Market. US Unwired previously announced that Nasdaq had determined that its common stock was subject to delisting for failure to comply with Nasdaq's minimum bid price requirement under Marketplace Rules 4450(a)(5) and (b)(4). The Company requested a hearing before a Nasdaq Listing Qualifications Panel to appeal that determination. Nasdaq subsequently notified US Unwired that under new rules recently adopted by Nasdaq, the Company would have until April 29, 2003 to regain compliance with the bid price requirement and that the hearing would be postponed. Because Nasdaq has determined that the Company now fails to comply with the stockholders' equity/market value of listed securities/total assets and total revenue requirement, Nasdaq has rescheduled the hearing for May 1, 2003. Under Nasdaq rules, US Unwired's common stock will continue to trade on the Nasdaq National Market pending the issuance of a written decision by the Panel after the hearing. Should listing on the Nasdaq National Market become unavailable to US Unwired, the company will pursue alternatives to ensure availability of a liquid trading market. There is no assurance that the Panel determination will be favorable.

About US Unwired
US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS Affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 67 markets, currently serving over 500,000 PCS customers. US Unwired's PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. In addition, US Unwired provides cellular and paging service in southwest Louisiana. For more information on US Unwired and its products and services, visit the company's web site at http://www.usunwired.com. US Unwired is traded on the NASDAQ exchange under the symbol "UNWR".

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the competitiveness of and the financial impact of Sprint PCS pricing plans, products and services; the ability of Sprint PCS to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings' network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired's stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to Items 1 and 7 of US Unwired's Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission. US Unwired does not undertake to update or revise any forward-looking statement contained herein.